Exhibit 21
NORDSON CORPORATION
Subsidiaries of the Registrant
The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized:

Name	Jurisdiction of Incorporation

UNITED STATES:
Nordson Test and Inspection Americas, Inc.	California
Value Plastics, Inc. dba Nordson MEDICAL	Colorado
Arag Group NA, Inc.	Delaware
EDI Holdings, Inc.	Delaware
Nordson BKG, Inc.	Delaware
Nordson Extrusion Dies Industries, LLC	Delaware
Nordson MEDICAL (CA), LLC	Delaware
Nordson MEDICAL Design and Development, Inc.	Delaware
Nordson MEDICAL, Inc.	Delaware
NDC Technologies, Inc.	Delaware
Sonoscan, Inc.	Delaware
Vention Medical Acquisition Co.	Delaware
Arag Precision Technology Inc.	Georgia
CyberOptics Corporation	Minnesota
Micromedics, Inc. dba Nordson MEDICAL	Minnesota
Nordson Medical (NH), Inc.	New Hampshire
Fluortek, LLC	New Jersey
Nordson Advanced Technology LLC	Ohio
Nordson Atlantic LLC	Ohio
Nordson England L.L.C.	Ohio
Nordson Medical Corporation	Ohio
Nordson Pacific, Inc.	Ohio
Nordson U.S. Trading Company	Ohio
Realty Land Conservancy III LLC	Ohio
Nordson EFD LLC	Rhode Island

INTERNATIONAL:
Arag Argentina S.A.U.	Argentina
Arag Australia PTY Ltd.	Australia
Nordson Australia Pty. Limited	Australia
Nordson Osterreich GmbH	Austria
Nordson Benelux S.A./N.V.	Belgium
NDC Technologies S.A.	Belgium
Arag do Brasil S.A.	Brazil
Nordson do Brasil Industria e Comercio Ltda.	Brazil
Arag Bulgaria EOOD	Bulgaria
Nordson Canada Limited	Canada
CyberOptics (China) Co., Ltd.	China
Dage Test Systems (Suzhou) Co. Ltd.	China
Hanshitong (Shanghai) Enterprise Management Consulting Co. Ltd.	China
Nordson (China) Co., Ltd.	China

Name	Jurisdiction of Incorporation

INTERNATIONAL:
Nordson (Shanghai) Business Consulting Co., Ltd.	China
Nordson China Business Trust	China
Nordson PPS (Shanghai) Co. Ltd.	China
PDMC Branch Company of Nordson (China) Ltd.	China
Suzhou Nordson Electronics Equipment., Co., Ltd.	China
Nordson Andina Limitada	Colombia
Nordson CS, spol.s.r.o.	Czech Republic
Nordson Danmark A/S	Denmark
Nordson Finland Oy	Finland
Dosage 2000 S.A.R.L	France
NDC Technologies S.A.R.L.	France
Nordson France S.A.S.	France
Dage Deutschland GmbH	Germany
Matrix Technologies GmbH	Germany
Nordson BKG GmbH	Germany
Nordson Deutschland GmbH	Germany
Nordson Engineering GmbH	Germany
Nordson Germania Ltd. & Co. KG	Germany
Nordson Holdings S.à r.l. & Co. KG	Germany
Ligonia Limited	Hong Kong
Macaria Limited	Hong Kong
Nordson Advanced Technology (Hong Kong) Ltd.	Hong Kong
Nordson Asia Pacific, Limited	Hong Kong
Nordson Hungary Kft	Hungary
Nordson India Private Limited	India
Nordson S.E. Asia (Pte.) Limited, Indonesia Representative Office	Indonesia
Chartview Investments Limited	Ireland
Nordson MEDICAL Ireland Limited	Ireland
CardioNiti Ltd.	Israel
Great Aspirations Ltd.	Israel
MedKardia Ltd.	Israel
Nordson MEDICAL Israel AC Ltd.	Israel
Nordson MEDICAL Israel Ltd.	Israel
SafePass Vascular Ltd.	Israel
Score It Ltd.	Israel
AM Torneria S.à r.l.	Italy
ARAG S.à r.l.	Italy
Arinvex S.à r.l.	Italy
ASJ S.à r.l.	Italy
NDC Technologies SRL	Italy
Nordson Italia Agriculture S.r.l.	Italy
Nordson Italia S.p.A.	Italy
Nordson Advanced Technology (Japan) K.K.	Japan
Nordson K.K.	Japan
Agritech Holdings S.à r.l.	Luxembourg
Nordson Luxembourg S.à r.l.	Luxembourg
Nordson S.à r.l.	Luxembourg

Name	Jurisdiction of Incorporation

INTERNATIONAL:
Polyusus Lux XX S.à r.l.	Luxembourg
Cybe Malaysia Sdn. Bhd.	Malaysia
Nordson (Malaysia) Sdn. Bhd.	Malaysia
Nordson de Mexico, S.A. de C.V.	Mexico
Nordson de Mexico Trading, S.A. de C.V.	Mexico
Nordson MEDICAL S.A. de C.V. (Mexico)	Mexico
Nordson Benelux B.V.	The Netherlands
Nordson B.V.	The Netherlands
Nordson New Zealand	New Zealand
Nordson Norge A/S	Norway
Nordson Polska Sp.z.o.o.	Poland
Nordson Portugal Equipamento Industrial, Lda.	Portugal
Nordson RUS LLC (fka Nordson Russia Limited Liability Company)	Russia
CyberOptics (Singapore) Pte. Ltd.	Singapore
Nordson Advanced Technology (Singapore) Pte. Ltd.	Singapore
Nordson Advanced Technology International Pte. Ltd.	Singapore
Nordson S.E. Asia (Pte.) Ltd.	Singapore
Nordson SG Pte. Ltd.	Singapore
Primount Singapore Pte. Ltd.	Singapore
Nordson SA (Pty) Limited	South Africa
Nordson Korea Ltd.	South Korea
Nordson Iberica, S.A.	Spain
Nordson AB	Sweden
Nordson (Schweiz) A.G.	Switzerland
CyberOptics Corporation (Taiwan Branch)	Taiwan
Nordson Advanced Technology LLC (Taiwan Branch)	Taiwan
Nordson (Thailand) Ltd.	Thailand
CyberOptics Holdings Limited	United Kingdom
CyberOptics Limited	United Kingdom
Dage Holdings Limited	United Kingdom
Dage Pension Trustees Limited	United Kingdom
Dage Precision Industries Limited	United Kingdom
Majority Kingdom Investment Limited	United Kingdom
Minority Kingdom Investment Limited	United Kingdom
NDC Technologies Limited	United Kingdom
Nordson (U.K.) Limited	United Kingdom
Nordson London Limited	United Kingdom
Primount LLP	United Kingdom
Nordson International de Venezuela, CA	Venezuela
Representative Office of Nordson S.E. Asia (Pte.) Limited in Hanoi City	Vietnam
Representative Office of Nordson S.E. Asia (Pte.) Limited in Ho Chi Minh City	Vietnam